 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-269232
Prospectus
3,000,000 Shares
Molekule Group, Inc.
Common Stock
This prospectus relates solely to the offer and sale from time to time of up to an aggregate of 3,000,000 shares of our common stock, par value $0.01 per share, by the selling stockholder identified in this prospectus (the “Selling Stockholder,” which term as used in this prospectus includes pledgees, donees, transferees or other successors-in-interest). Such shares consist of (i) 1,500,000 shares of common stock that have been issued to the Selling Stockholder and (ii) 1,500,000 shares of common stock that are issuable upon the exercise of the warrant acquired by the Selling Stockholder (the “Warrant”), in each case, pursuant to a securities purchase agreement, dated as of June 26, 2022, between us and the Selling Stockholder (the “Securities Purchase Agreement”).
The Selling Stockholder may offer such shares from time to time as it may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. This prospectus does not necessarily mean that the Selling Stockholder will offer or sell the shares. We cannot predict when or in what amounts the Selling Stockholder may sell any of the shares offered by this prospectus. Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the Selling Stockholder prior to any resale of such shares pursuant to this prospectus.
Pursuant to the Securities Purchase Agreement, we entered into a registration rights agreement with the Selling Stockholder (the “Registration Rights Agreement”). We are registering such shares for resale pursuant to the Registration Rights Agreement. We will not receive any of the proceeds from the sale of these shares of our common stock by the Selling Stockholder. However, we will receive proceeds from the exercise of the Warrant, if the Warrant is exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. We have agreed to pay all fees and expenses relating to registering these shares of common stock. The Selling Stockholder will pay any broker commissions or similar commissions or fees incurred for the sale of these shares of common stock.
Because all of the shares offered under this prospectus are being offered by the Selling Stockholder, we cannot currently determine the price or prices at which our shares may be sold under this prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “MKUL”. On January 12, 2023, the last reported sale price of our common stock on Nasdaq was $3.30 per share.
We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and, as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.
We may amend or supplement this prospectus from time to time by filing amendments or supplements to the extent required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 9 and the other information included or incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 30, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration or continuous offering process.
You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus.
This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We and the Selling Stockholder have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC that is incorporated by reference, is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, references in this prospectus to:
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“AeroClean” refers to AeroClean Technologies, Inc., a Delaware corporation, prior to the Merger (as defined herein);

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“Molekule” refers to Molekule, Inc., a Delaware corporation;

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“Merger Sub”, refers to Air King Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of the registrant;

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the “Merger” refers to the acquisition of Molekule, pursuant to the Agreement and Plan of Merger dated as of October 3, 2022 (the “Merger Agreement”) by and among the registrant, Merger Sub and Molekule. Pursuant to the Merger Agreement, Merger Sub merged with and into Molekule, with Molekule continuing as the surviving entity and a wholly-owned subsidiary of the registrant

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“we,” “us,” “our,” the “registrant,” the “Company,” refers to Molekule Group, Inc. following the closing of the Merger; and

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“securities” refers to the shares of our common stock registered hereunder.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov.
We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is www.molekule.com. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We hereby incorporate by reference into thus prospectus the following documents that we have filed with the SEC under the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):
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our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on April 1, 2022;

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our Annual Report on Form 10-K/A for the year ended December 31, 2021 filed with the SEC on May 2, 2022;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, filed with the SEC on May 12, 2022, June 30, 2022, filed with the SEC on August 15, 2022, and September 30, 2022, filed with the SEC on November 14, 2022;

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our Current Reports on Form 8-K filed with the SEC on May 12, 2022 (solely with respect to Item 5.02), June 30, 2022, July 13, 2022, October 4, 2022, November 14, 2022 and January 12, 2023;

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the information under the headings “Risk Factors,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Business of Molekule,” “Molekule Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Pro Forma Principal Stockholders of the Combined Company” in our prospectus, dated December 21, 2022, to our registration statement on Form S-4 (File No. 333-268872), filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act on December, 21, 2022; and

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the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 19, 2021, including any amendments or reports filed for the purpose of updating this description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:
Molekule Group, Inc.
10455 Riverside Drive
Palm Beach Gardens, FL 33410
(833) 652-5326

ABOUT MOLEKULE GROUP, INC.
Molekule, formerly known as AeroClean, is a pathogen elimination technology company on a mission to keep work, play and life going by improving indoor air quality. We have the largest range of proprietary and patented, FDA-cleared air purification devices to address the rapidly growing global air purification market. Our air hygiene product, Pūrgo™ (pure-go), is an FDA 510(k) cleared, Class II medical device that provides continuous air filtration, sanitization and supplemental ventilation solutions with technology that can be applied in any indoor space — including in hospitals, offices and even in elevators. Pūrgo™ products feature SteriDuct™, a proprietary germicidal UV-C technology. In addition, our Air Pro and Air Mini+ air purifiers leverage a PECO technology that can destroy viruses, bacteria, mold, allergens, volatile organic compounds, chemicals and more from the air. Our purpose is simple: to never stop innovating solutions that keep people healthy and safe, so life never stops.
In June 2022, we sold an aggregate of 1,500,000 shares of common stock, and a Warrant to purchase up to 1,500,000 shares of common stock, to the Selling Stockholder for an aggregate purchase price of $15,000,000. The Warrant has an exercise price of $11.00 per share.
On January 12, 2023, the registrant completed the acquisition of Molekule, Inc., a Delaware corporation (“Molekule”), pursuant to the Agreement and Plan of Merger dated as of October 3, 2022 (the “Merger Agreement”) by and among the registrant, Air King Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of the registrant (“Merger Sub”), and Molekule. Pursuant to the Merger Agreement, Merger Sub merged with and into Molekule, with Molekule continuing as the surviving entity and a wholly-owned subsidiary of the registrant (the “Merger”). In connection with the closing of the Merger (the “Closing”), the registrant changed its name from AeroClean Technologies, Inc. to Molekule Group, Inc. Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to the combined company following the Merger, together with its subsidiaries, “AeroClean” refers to the registrant prior to the Closing and “Molekule” refers to Molekule, Inc. prior to the Closing.
At the effective time of the Merger (the “Effective Time”), the outstanding shares of Molekule common stock, par value $0.0001, that were issued and outstanding immediately prior to the effective time of the Merger (the “Molekule Common Stock”) (including shares of Molekule Common Stock resulting from the conversion of Molekule’s eligible preferred stock, but excluding dissenting shares and shares held in treasury), were converted automatically into, and the holders of such shares of Molekule Common Stock were entitled to receive, by virtue of the Merger and upon the terms and subject to the conditions set forth in the Merger Agreement, 14,907,210 fully paid and nonassessable shares of Company common stock, par value $0.01 per share (the ‘‘Company Common Stock”), that resulted in the Molekule stockholders in the aggregate , after taking into account the Company Common Stock underlying In-the-Money Company Warrants (as defined in the Merger Agreement) and the grants of restricted stock units (‘‘RSUs”) by the Company to certain continuing Molekule employees which were deemed vested and outstanding as of immediately following the Effective Time, holding 49.5% of the Outstanding Shares (as defined in the Merger Agreement) (the ‘‘Merger Consideration”). Immediately following the Closing, there were 30,427,750 shares of Company Common Stock outstanding, which does not include Company Common Stock that may be issued upon the vesting of RSUs.
The Company’s strategy includes continuously evaluating a wide range of strategic opportunities, including acquisitions. As part of that strategy, the Company is in discussions with several acquisition candidates and may seek to effect transactions that the Company believes would substantially increase revenues, distribution and selling capability and expand product lines and, most importantly, add sensor and monitoring technology to enable the Company to effect its recurring revenue “Safe Air As a Service” model. The Company’s goal is to provide actionable data to clients through the internet of things to enable clients to provide indoor air quality as part of their Indoor Environmental Quality initiatives. Other than the Merger Agreement with Molekule, the Company currently has no material agreements or arrangements with any of the several acquisition candidates, and there can be no assurance that any of these acquisitions, or any others, will be consummated.
We were formed as Cleanco Bioscience Group LLC, a limited liability company in Florida, in September 2011 and effected a name change to AeroClean Technologies, LLC and conversion to a Delaware limited liability company in September 2020. In November 2021, in connection with our initial public offering, we reorganized our corporate structure to become a Delaware corporation and all the Class A units of AeroClean Technologies, LLC converted into shares of our common stock. The address of our principal executive offices is 10455 Riverside Drive, Palm Beach Gardens, FL 33410. Our phone number is (833) 652-5326. Our corporate website is www.molekule.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding whether to purchase shares of our common stock. We have included our website address in this prospectus solely as an inactive textual reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated herein and therein by reference contain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and such statements are subject to the “safe harbor” created by those sections.
Statements that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about:
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our total addressable market;

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general economic conditions in the markets where we operate;

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the impact of the COVID-19 pandemic and related prophylactic measures;

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the expected timing of regulatory approvals and product launches;

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non-performance of third-party vendors and contractors;

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risks related to our ability to successfully sell our products and the market reception to and performance of our products;

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our compliance with, and changes to, applicable laws and regulations;

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our limited operating history;

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our ability to manage growth;

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our ability to obtain additional financing when and if needed;

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our ability to expand product offerings;

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our ability to compete with others in our industry;

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our ability to protect our intellectual property;

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the ability of certain existing stockholders to determine the outcome of matters which require stockholder approval;

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our ability to retain the listing of our common stock on Nasdaq;

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our ability to defend against legal proceedings;

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our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

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the ability to successfully integrate the businesses after the completion of the Merger;

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our ability to achieve the expected benefits from the Merger within the expected time frames or at all;

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the incurrence of unexpected costs, liabilities or delays relating to the Merger;

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the risk that the public assigns a lower value to Molekule’s business than the value used in negotiating the terms of the Merger;

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the risk that the Merger may not be accretive to our stockholders;

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the risk that the Merger may prevent us from acting on future opportunities to enhance stockholder value; and

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the risk that any goodwill or identifiable intangible assets recorded due to the Merger could become impaired.

The forward-looking statements contained or incorporated in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us at the time such forward-looking statements were made. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the “Risk Factors” section, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by us from time to time with the SEC. See “Where You Can Find More Information.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider the risks, including those described under “Risk Factors” in the prospectus, dated December 21, 2022, to our registration statement on Form S-4 (File No. 333-268872), filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act on December 21, 2022, as well as in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q filed with the SEC, which are incorporated by references into this prospectus. For further details, see the sections entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.” Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The risks referred to above are not the only ones that may exist. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also become important factors that affect us. If any of the risks or uncertainties described in our SEC filings or any such additional risks and uncertainties actually occur, it could harm our business, financial condition and results of operations and growth prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of our common stock being offered for sale by the Selling Stockholder.
However, upon the cash exercise of the Warrant, we will receive the exercise price of such Warrant, for an aggregate amount of $16.5 million if the Warrant is exercised in full. There is no assurance the Warrant will be exercised or, if exercised, that it will be exercised for cash, the quantity which will be exercised or the period in which it will be exercised.
Our management will have broad discretion as to the application of the proceeds generated from the exercise of the Warrant. Our management may use the proceeds for corporate purposes that may not improve our financial condition or the market value of our common stock.

PRIVATE PLACEMENT OF SHARES OF COMMON STOCK AND WARRANT
On June 26, 2022, we entered into the Securities Purchase Agreement with the Selling Stockholder, pursuant to which we agreed to sell 1,500,000 shares of our common stock and the Warrant to purchase 1,500,000 shares of our common stock, for an aggregate purchase price of $15,000,000 (the “Private Placement”). The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing and indemnification obligations of the Company and the Selling Stockholder. The closing of the Private Placement occurred on June 29, 2022 (the “Closing Date”).
As part of the Private Placement, the Company issued to the Selling Stockholder the Warrant to purchase up to 1,500,000 shares of common stock at a price of $11.00 per share. The Warrant is currently exercisable. The Warrant must be exercised on or prior to 5:00 p.m. on July 21, 2027. The Selling Stockholder has contractually agreed to restrict its ability to exercise the Warrant if the number of shares of our common stock held by the Selling Stockholder and its affiliates after such exercise would exceed 4.99% of the then issued and outstanding shares of our common stock. The Selling Stockholder may increase or decrease this limitation upon notice to us, but in no event will any such limitation exceed 9.99%.
In connection with the Private Placement, we entered into the Registration Rights Agreement with the Selling Stockholder. Pursuant to the Registration Rights Agreement, we are required to file and maintain a resale registration statement with the SEC in order to register the shares sold to the Selling Stockholder and the shares underlying the Warrant. We will be obligated to pay certain liquidated damages to the Selling Stockholder if we fail to maintain the effectiveness of the registration statement pursuant to the terms of the Registration Rights Agreement.

SELLING STOCKHOLDER
The shares of common stock being offered by the Selling Stockholder are those previously issued to the Selling Stockholder and those issuable to the Selling Stockholder upon exercise of the Warrant. For additional information regarding the issuances of these shares of common stock and the Warrant, see the section entitled “Private Placement of Shares of Common Stock and Warrant.” We are registering the shares of common stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the Warrant, the Selling Stockholder has not had any material relationship with us within the past three years.
The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of common stock owned by the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder as of July 8, 2022. This number does not include any shares of common stock issuable upon the exercise of the Warrant held by the Selling Stockholder on that date.
The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholder.
In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the Selling Stockholder as described in the section entitled “Private Placement of Shares of Common Stock and Warrant” and (ii) the maximum number of shares of common stock issuable upon exercise of the Warrant, determined as if the Warrant was exercised in full.
The fourth and fifth columns assume the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.
Under the terms of the Warrant, the Selling Stockholder may not exercise the Warrant to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock that would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such Warrant that have not been exercised. The Selling Stockholder may sell all, some or none of their shares in this offering. See the section entitled “Plan of Distribution.”
Name and Address of Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After the Offering	Percentage of Shares of Common Stock Owned After the Offering
Armistice Capital Master Fund Ltd. c/o Armistice Capital, LLC 510 Madison Avenue, 7th Floor New York, New York 10022	1,500,000(1)	3,000,000	—	—

(1)
The shares of common stock reported herein are held by the Armistice Capital Master Fund Ltd. (the “Master Fund”) and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund, and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. Excludes 1,500,000 shares issuable upon the exercise of the Warrant, which is subject to beneficial ownership limitations that prohibit the Master Fund from exercising the Warrant if such exercise would result in the Master Fund beneficially owning a number of shares of common stock that would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the Warrant that has not been exercised.

PLAN OF DISTRIBUTION
The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock covered by this prospectus on Nasdaq or any other stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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settlement of short sales;

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in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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a combination of any such methods of sale; or

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any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus or a prospectus supplement.
Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2121 and, in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the securities by the Selling Stockholder or any other person. We will make copies of this prospectus and any prospectus supplements available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus or any prospectus supplements to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Freshfields Bruckhaus Deringer US LLP.
EXPERTS
The financial statements of Molekule Group, Inc. (f/k/a AeroClean Technologies, Inc.) as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Citrin Cooperman and Company LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.
The audited historical financial statements of Molekule, Inc. included in the registrant’s Registration Statement on Form S-4 dated December 19, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Molekule, Inc.’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

3,000,000 SHARES
MOLEKULE GROUP, INC.
COMMON STOCK